NeoMedia Technologies, Inc.



                                  Exhibit 10.44

           Sublease Agreement Between NeoMedia Technologies, Inc. and
            Lancaster Annuity Services Company Dated November 8, 1996

                               SUBLEASE AGREEMENT


     This Sublease, dated this 8th day of November 1996 is made between NeoMedia Technologies, Inc. (formerly DevTech Associates, Inc.) ("Sublessor") and Lancaster Annuity Services Company and Mr. Terry Spirk (collectively, "Sublessee").


                                R E C I T A L S:


     Sublessor is the lessee under a Lease dated August 29, 1995 (the "Master Lease") which is attached hereto as Exhibit "A" wherein MGI Properties, a Massachusetts Trust ("Lessor") leased to Sublessor the real property located in the City of Naperville, County of DuPage, State of Illinois described as 280 Shuman Boulevard, Suite 100 ("Master Premises"). The Master Lease has not been amended by any agreements.

     Sublessee desires to sublease a part or all of the Master Premises. Sublessor desires to sublease a part or all of the Master Premises to Sublessee.

     NOW, THEREFORE, on the terms and conditions provided in this Sublease, the parties agree as follows:

1.   PREMISES.

     Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor, on the terms and conditions set forth in this Sublease and the Master Lease the following portions of the Master Premises:

     Beginning December 1, 1996 and ending February 28, 1997, Sublessee shall sublease that portion of the Master Premises which is outlined on Exhibit "B" and is approximately 5,035 square feet;

     Beginning March 1, 1997 and ending June 30, 1997 Sublessee shall sublease that portion of the Master Premises which is outlined on Exhibit "C" and is approximately 6,187 square feet;

     Beginning July 1, 1997 and ending December 31, 2000 or the sooner termination of this Sublease, Sublessee shall sublease the entire Master Premises which is outlined on Exhibit "D".

     The part or all of the Master Premises subleased to Sublessor at any time shall be referred to as the "Premises. " The Premises are subleased to Sublessee in AS IS condition and Sublessor makes no agreement to alter or improve the Premises.

2.   TERM.

     (a) The Term of this Sublease shall commence on December 1, 1996 ("Commencement Date"), or when Lessor consents to this Sublease, whichever shall last occur, and end on December 31, 2000 ("Termination Date"), unless otherwise sooner terminated in accordance with the provisions of this Sublease. In the event the Term commences on a date other than the Commencement Date, Sublessor and Sublessee shall execute a memorandum setting forth the actual date of commencement of the Term. Possession of the Premises ("Possession") shall be delivered to Sublessee on the commencement of the Term. If for any reason Sublessor does not deliver Possession to Sublessee on the commencement of the Term, Sublessor shall not be subject to any liability for such failure, the Termination Date shall not be extended by the delay, and the validity of this Sublease shall not be impaired, but rent shall abate until delivery of Possession. Notwithstanding the foregoing, if Sublessor has not delivered Possession to Sublessee within thirty (30) days after the Commencement Date, then at any time thereafter and before delivery of Possession, Sublessee may give written notice to Sublessor of Sublessee's intent to cancel this Sublease. Said notice shall set forth an effective date for such cancellation which shall be at least ten (10) days after delivery of said notice to Sublessor. If Sublessor delivers Possession to Sublessee on or before such effective date, this Sublease shall remain in full force and effect. If Sublessor fails to deliver Possession to Sublessee on or before such effective date, this Sublease shall be canceled, in which case all consideration previously paid by Sublessee to Sublessor on account of this Sublease shall be returned to Sublessee, this Sublease shall thereafter be of no further force or effect, and Sublessor shall have no further liability to Sublessee on account of such delay or cancellation. If Sublessor permits Sublessee to take Possession prior to the commencement of the Term, such early Possession shall not advance the Termination Date and shall be subject to the provisions of this Sublease, including without limitation the payment of rent.

     (b) At any time on or after June 30, 1997, Sublessee may elect to terminate this Sublease upon written notice to Sublessor; provided, however, that a condition to Sublessee's right to elect to terminate this Sublease is that the Lessor shall consent to the termination on terms agreeable to Sublessor of the Master Lease simultaneous with the termination of this Sublease.

3.   RENT.

     (a) "Base Rent". Sublessee shall pay to Sublessor as Base Rent, without deduction, set off, notice, or demand, at 6054 Timberwood Circle, #240, Ft. Myers, Florida 33908 or at such other place as Sublessor shall designate from time to time by notice to Sublessee, the Base Rent specified below, in advance on the first day of each month of the Term.

     TIME PERIOD              MONTHLY RENT
     -----------              ------------

     12/01/96 TO 02/28/97:    $ 7,552.50 per month
     03/01/97 to 06/30/97:    $ 9,280.50 per month
     07/01/97 to 11/30/97:    $13,986.00 per month
     12/01/97 to 11/30/98:    $14,404.58 per month
     12/01/98 to 11/30/99:    $14,840.70 per month
     12/01/99 to 12/31/00:    $15,283.29 per month

Sublessee shall pay to Sublessor upon execution of this Sublease the sum of Seven Thousand Five Hundred Fifty Two and 50/100 Dollars ($7,552.50) as Base Rent for the month of December.

     (b) "Additional Rent". Sublessee and Sublessor agree that the Sublessee shall not be responsible for the payment to Lessor of the Additional Rent provided in the Master Lease. Sublessor shall pay any Additional Rent required by the Master Lease.

4.   UTILITIES.

     Except as provided herein, Sublessee shall be solely responsible for the payment of all services to the Premises which are provided in the Master Lease to be paid by Sublessor and shall be solely responsible for timely payment for electrical service to the Premises received directly from the utility company. Prior to July 1, 1997, Sublessee and Sublessor shall prorate all billings for services and utilities based on the square footage of the Master Premises occupied by each, except that any party which requests after hour services shall be solely responsible for payment of the cost of such services.

5.   INSURANCE.

     During the entire term of this Sublease, Sublessee, at its sole costs and expense, agrees to purchase and keep in full force and effect during the term hereof, the insurance coverage required by the Master Lease. Casualty and extended coverage policies shall contain a clause pursuant to which the insurance carriers waive all rights of subrogation against the Sublessor and Lessor, and their agents and employees with respect to losses payable under said policies. Sublessor and Lessor shall be named as additional co-insureds on all insurance policies. Evidence of such insurance shall be delivered to Sublessor upon demand and shall provide that coverage may not be changed or canceled without thirty (30) days written notice to Sublessor and Lessor. If Sublessee should fail to secure and maintain such insurance, Sublessor shall have the right to do so and to add the cost thereof to the rent due hereunder.

6.   SECURITY DEPOSIT.

     Sublessee shall deposit with Sublessor upon execution of this Sublease the sum of Seven Thousand Five Hundred Fifty-Two and 50/100 Dollars ($7,552.50) as security for Sublessee's faithful performance of Sublessee's obligations hereunder ("Security Deposit"). The amount of the Security Deposit shall be increased to Nine Thousand Two Hundred Eighty and 50/100 Dollars ($9,280.50) on or before March 1, 1997 and shall be further increased to Thirteen Thousand Nine Hundred Eighty Six and 00/100 Dollars ($13,986.00) on or before July 1, 1997. If Sublessee fails to pay rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublessor may use or apply all or any portion of the Security Deposit for the payment of any rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublessor may become obligated by reason of Sublessee's default or breach, or for any loss or damage sustained by Sublessor as a result of Sublessee's default or breach. If Sublessor so uses any portion of the Security Deposit, Sublessee shall, with ten (10) days after written demand by Sublessor, restore the Security Deposit to the full amount originally deposited, and Sublessee's failure to do so shall constitute a default under this Sublease. Sublessor shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. In the event Sublessor assigns its interest in this Sublease, Sublessor shall deliver to its assignee so much of the Security Deposit as is then held by Sublessor. Within ten (10) days after the Term has expired, or Sublessee has vacated the Premises, or any final adjustment pursuant to Subsection 3(b) hereof has been made, whichever shall last occur, and provided Sublessee is not then in default of any of its obligations hereunder, the Security Deposit, or so much thereof as had not theretofore been applied by Sublessor, shall be returned to Sublessee or to the last assignee, if any, of Sublessee's interest hereunder.

7.   USE OF PREMISES.

     The Premises shall be used and occupied only for general business offices and related purposes and for no other use or purpose.

8.   ALTERATIONS.

     The Sublessee shall not make any alterations, improvements or additions to the Premises without the prior written consent of Sublessor and Lessor. Sublessor hereby consents to Sublessee, at its own expense, (i) installing a double lock on the rear door of the Premises where indicated on Exhibit B and
(ii) installing a door to the Premises at the location indicated on Exhibit B. Sublessor shall cooperate with Sublessee in obtaining Lessor's consent to such construction. All construction drawings shall be subject to Sublessor's approval. All construction shall be performed in accordance with the provisions of the Master Lease.

9.   WARRANTY BY SUBLESSOR.

     Sublessor warrants and represents to Sublessee as follows:

     (a) The Master Lease has not been amended or modified, except as expressly set forth herein;

     (b) Sublessor is not now, and as of the commencement of the Term hereof will not be, in default or breach of any of the provisions of the Master Lease;

     (c) Sublessor has no knowledge of any claim by Lessor that Sublessor is in default or breach of any of the provisions of the Master Lease; and

SUBLESSOR MAKES NO OTHER REPRESENTATIONS OR WARRANTIES TO SUBLESSEE, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY REPRESENTATIONS OR WARRANTIES AS TO THE CONDITION OR REPAIR OF THE PREMISES.

10.   ASSIGNMENT AND SUBLETTING.

     Sublessee shall not assign this Sublease or further sublet any part of the Premises without the prior written consent of Sublessor and Lessor. Sublessee shall give notice and all documents required under the Master Lease to Sublessor at least forty-five (45) days prior to the intended commencement date of any proposed sublease. Notwithstanding the consent of the Lessor and Sublessor to sublease a part of the Premises, in no event shall any sublease of the Premises exceed thirty-three (33%) of the Premises.

11.   FURNITURE.

     (a) Sublessor agrees to lease the wooden furniture listed on Exhibit "E" attached hereto (the "Wood Furniture") to Sublessee at no additional rent or fee for the term of the Lease. Sublessor makes no representations or warranties with respect to the Wood Furniture, including but not limited to, any representations or warranties as to the condition or repair of the Wood Furniture. Upon the expiration of this Sublease without any breach or default on the part of Sublessee or on termination of this Sublease pursuant to Section 2(b), Sublessee may elect to purchase the Wood Furniture for consideration of $1.00. Upon payment of $1.00 to Sublessor, Sublessor shall transfer all right, title and interest in and to the Wood Furniture to Sublessee in AS IS condition without representation or warranty. At Sublessor's request, Sublessee shall sign a UCC Financing Statement to be filed by Lessor to record its ownership interest in the Wood Furniture.

     (b) On or before March 1, 1997, Sublessor and Sublessee shall agree upon and Sublessor shall sublease to Sublessee certain metal furniture to be identified by the parties which shall be listed on Exhibit "F" to be attached hereto (the "Metal Furniture") under the terms and conditions of that certain Lease dated June 29, 1995 between Sublessor, as lessee, and The First National Bank of Chicago, as lessor, which is attached hereto as Exhibit "G" (the "Metal Furniture Lease"). Sublessor hereby consents to and Sublessee shall have a license to use the metal furniture located in the Premises from December 1, 1996 through February 28, 1997. In consideration for such license, Sublessee shall pay to Sublessor on or before the first day of each month during which Sublessor shall use the such metal furniture, an amount equal to (i) the monthly rent due under the terms of the Metal Furniture Lease multiplied by (ii) a fraction the numerator of which is the square footage of the Premises during such month and the denominator of which is the square footage of the Master Premises. The provisions of this Section 11(b) shall be null and void if The First National Bank of Chicago agrees to cancel the Metal Furniture Lease and enter into a lease with Sublessee for the Metal Furniture. In that event, Sublessor shall consent to termination of the Metal Furniture Lease and the execution of a lease between The First National Bank of Chicago and Sublessee for the Metal Furniture. Upon execution of the lease, Sublessor shall have no further liability or obligation with respect to the Metal Furniture or the Metal Furniture Lease.

12.   DEFAULT.

     If Sublessee shall at any time be in default in the payment of rent herein reserved and Sublessee shall fail to remedy such default within five (5) days or if Sublessee shall at any time be in default in the performance of any of the other covenants, terms, conditions, or provisions of this Sublease and Sublessee shall fail to remedy such default within fifteen (15) days after written notice thereof from Sublessor or if Sublessee shall make an assignment for the benefit of creditors or if a receiver of any property of Sublessee in or upon the Premises be appointed in any action, suit, or proceeding by or against Sublessee and the decree of order not set aside, vacated, or stayed within sixty (60) days of entry thereof or if the interest of Sublessee in the Premises shall be sold under execution or other legal process or if Sublessee shall file a petition in bankruptcy or a petition shall be filed against Sublessee in bankruptcy and not set aside, vacated or stayed within thirty (30) days after entry, it shall be lawful for Sublessor to enter upon the Premises and again have, repossess, and enjoy Premises as if this Sublease had not been made, and thereupon this Sublease and everything herein contained on the part of the Sublessor to be done and performed shall cease and determine, without prejudice, however, to the right of Sublessor to recover from Sublessee all rent due up to the time of such entry or any other rights of Sublessor. In the case of any default and re-entry by Sublessor, Sublessor may relet the Premises for the remainder of the term of this Sublease thereof for the highest rent obtainable by Sublessor and may recover from Sublessee any deficiency between the amount so obtained less Sublessor's costs and expenses including attorneys' fees in connection with such entry and reletting and the Base Rent and Additional Rent to be paid under this Sublease. Sublessee shall indemnify and hold harmless Sublessor for all damages, liabilities, interest, penalties, costs and expenses, including attorneys' fees and expenses, incurred by Sublessor as a result of any default by Sublessee hereunder.

13.   INDEMNIFICATION.

     Sublessee shall indemnify, defend and hold harmless Sublessor from any and all suits, actions, proceedings, damages, liabilities, costs and expenses as a result of or arising out of Sublessee's occupancy of the Premises.

14.   OTHER PROVISIONS OF SUBLEASE.

     All applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublessor were the lessor thereunder, Sublessee the lessee thereunder, and the Premises the Master Premises, except that Sublessee shall have no rights under the provisions of Rider No. 1 to the Master Lease. Sublessee assumes and agrees to perform the lessee's obligations under the Master Lease during the Tenn to the extent that such obligations are applicable to the Premises, except that the obligation to pay rent to Lessor under the Master Lease shall be considered performed by Sublessee to the extent and in the amount rent is paid to Sublessor in accordance with Section 3 of the Sublease. Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease. Sublessor shall exercise due diligence in attempting to cause Lessor to perform its obligations under the Master Lease for the benefit of Sublessee. If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved of any further liability or obligation under this Sublease, provided, however, that if the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease and/or the Master Lease, then the defaulting party shall be liable to the nondefaulting party for all damages suffered as a result of such termination, including, but not limited to, attorneys' fees and expenses. Notwithstanding the foregoing, if the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Master Premises or the building or project of which the Master Premises are a part, the exercise of such right by Sublessor shall not constitute a default or breach hereunder.

15.   ATTORNEYS' FEES.

     If Sublessor, Sublessee, or Lessor shall commence an action against the other arising out of or in connection with the Sublease, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees.

16.   INTEREST.

     If not paid when due, any installments of Base Rent shall bear interest as provided in the Master Lease from the date such payment is due to the payment date.

17.   AGENCY DISCLOSURE.

     Sublessor and Sublessee each warrant that they have dealt with no other real estate broker in connection with this transaction except: SUBURBAN REAL ESTATE SERVICES, INC., ("Broker") who represents NeoMedia Technologies, Inc. and Commercial Group, R.E. ("Cooperating Broker") who represents Lancaster Annuity Services Company.

18.   COMMISSION.

     Upon execution of this Sublease, and consent thereto by Lessor, Sublessor shall pay Broker a real estate brokerage commission in accordance with Sublessor's contract with Broker for the subleasing of the Premises. Sublessor shall have no responsibility to pay Cooperating Broker any commission whatsoever.

19.   NOTICES.

     All notices and demands which may or are to be required or permitted to be given by either party on the other hereunder shall be in writing. All notices and demands by the Sublessor to Sublessee shall be sent by United States Mail, postage prepaid, addressed to the Sublessee at the address hereinbelow, or to such other place as Sublessee may from time to time designate in a notice to the Sublessor. All notices and demands by the Sublessee to Sublessor shall be sent by United States Mail, postage prepaid, addressed to the Sublessor at the address set forth below, and to such other person or place as the Sublessor may from time to time designate in a notice to the Sublessee.

     To Sublessor:            NeoMedia Technologies, Inc.
                              6054 Timberwood Circle, #240
                              Ft. Myers, Florida 33908


     To Sublessee:            280 Shuman Boulevard
                              Suite 100
                              Naperville, IL 60563

20.   SEVERABILITY.

     The invalidity of any provision of this Sublease shall not impair or otherwise adversely affect the validity of any other provision.

21.   GOVERNING LAW.

     This Sublease shall be governed by, and construed in accordance with the laws of the State of Illinois applicable to contracts made and performed in that State.

22. CONSENT BY LESSOR.

     THIS SUBLEASE SHALL BE OF NO FORCE OR EFFECT UNLESS CONSENTED TO BY LESSOR.

Sublessor:                                   Sublessee:
NEOMEDIA TECHNOLOGIES, INC.,                 LANCASTER ANNUITY SERVICES
formerly DevTech Associates, Inc.            COMPANY

By    /s/ CHARLES W. FRITZ                   By     /s/ TERRY SPIRK
      ----------------------                       -----------------------
Title     President                          Title      CEO
      ----------------------                       -----------------------
Date      11/9/96                            Date       11/8/96
      ----------------------                       -----------------------


                                             /s/ TERRY SPIRK
                                             -----------------------------
                                             Terry Spirk

                                             Date
                                                  ------------------------

                          LESSOR'S CONSENT TO SUBLEASE


The undersigned ("Lessor"), lessor under the Master Lease, hereby consents to the foregoing Sublease without waiver of any restriction in the Master Lease concerning further assignment or subletting. Lessor certifies that, as of the date of Lessor's execution hereof, Sublessor is not in default or breach of any of the provisions of the Master Lease, and that the Master Lease has not been amended or modified except as expressly set forth in the foregoing Sublease.

Date    November 26, 1996
       -----------------------

Lessor MGI Properties, a Massachusetts Trust

By     /s/ ILLEGIBLE
       -----------------------
Title  Exec. Vice President
       -----------------------

                                   EXHIBIT "A"                                           Page 1 of 3

SOURCE:  EXISTING                                 PROJECT COMPARISION REPORT
PROCUREMENT: FUTURE                                      PRODUCT SUMMARY


                                                                                                  QUANTITIES          QUANTITIES
CATEGORY     PRODUCT NUMBER       DESCRIPTION                                                 EXISTING   FUTURE      REQ'D   EXTRA
-----------------------------------------------------------------------------------------------------------------------------------
CONNECTORS   801043-P-[7-7]-Q     PANEL CONNECTOR, STRAIGHT 43H                                  43       46           3       0
             801069-P-[7-7]-Q     PANEL CONNECTOR, STRAIGHT 69H                                  44        8           0       3
             801082-P-[7-7]-Q     PANEL CONNECTOR, STRAIGHT 82H                                   6        6           0       0
             801143-P-[7-7]-Q     /ILLEGIBLE/4 DEGREE "ELL" CONNECTOR 43H                         8        8           0       0
             801165-P-[7-7]-Q     /ILLEGIBLE/4 DEGREE "ELL" CONNECTOR 69H                         5        5           0       0
             801182-P-[7-7]-Q     /ILLEGIBLE/4 DEGREE "ELL" CONNECTOR 82H                         3        2           0       1
             801242-P-[7-7]-Q     3-WAY "TEE" CONNECTOR 43H                                       7        3           0       4
             801289-P-[7-7]-Q     3-WAY "TEE" CONNECTOR 69H                                       1        1           0       0
             801282-P-[7-7]-Q     3-WAY "TEE" CONNECTOR 82H                                       0        1           1       0
             801445-P-[7-7]-Q     PANEL END COVER 43H                                            10       14           0       5
             801440-P-[7-7]-Q     PANEL END COVER 69H                                             2        2           0       0
             801482-P-[7-7]-Q     PANEL END COVER 82H                                             1        0           0       1
             801582-Q             PANEL MOUNT WALL KIT 32H                                        1        0           0       1
             801602-Q             VARIABLE HEIGHT PANEL END COVER, 2 PANELS                       5        4           0       1
             801603-Q             VARIABLE HEIGHT PANEL END COVER, 3 PANELS                       1        1           0       0


ELECTRICAL   871601-Q             DUPLEX RECEPTACLE CIRCUIT 1                                    25       24           0       1
             871604-Q             DUPLEX RECEPTACLE CIRCUIT 4                                    24       24           0       0
             DATA                 DATA AND COMMUNICATIONS OUTLET                                 25       24           0       1


PANELS       894324-P-[7-7]-Q     ACOUSTICAL PANEL 42H,24W,2D                                     2        0           0       2
             894330-P-[7-7]-Q     ACOUSTICAL PANEL 42H,30W,2D                                     5        4           0       1
             894338-P-[7-7]-Q     ACOUSTICAL PANEL 42H,36W,2D                                    29       32           3       0
             894342-P-[7-7]-Q     ACOUSTICAL PANEL 42H,42W,2D                                    37       34           0       3
             894348-P-[7-7]-Q     ACOUSTICAL PANEL 42H,43W,2D                                     1        0           0       1
             896930-P-[7-7]-Q     ACOUSTICAL PANEL 69H,30W,2D                                     2        0           0       2
             896936-P-[7-7]-Q     ACOUSTICAL PANEL 69H,36W,2D                                     8        6           0       0
             896942-P-[7-7]-Q     ACOUSTICAL PANEL 69H,42W,2D                                     7        5           0       1
             858290-P-[7-7]-Q     ACOUSTICAL PANEL 82H,30W,2D                                     1        0           0       1
             858236-P-[7-7]-Q     ACOUSTICAL PANEL 82H,36W,2D                                     9        4           1       0
             858242-P-[7-7]-Q     ACOUSTICAL PANEL 82H,42W,2D                                     3        4           1       0
             894248-P-[7-7]-Q     ACOUSTICAL PANEL 82H,46W,2D                                     3        0           0       3


PEDESTALS    149238-Q             PEDESTAL, HANGING, BOX/FILE 19H,22-7/80,15W                    26       24           0       1


STORAGE      860130-Q             STORAGE CABINET W/DOORS AND LOCK, 30W,14W,14-1/4H,10H           2        0           0       2
             860136-Q             STORAGE CABINET W/DOORS AND LOCK, 38W,14W,14-1/4H,10H           8        9           0       0


WORK
 SURFACES    8224OOA-Q-Q          WORKSURFACE, RADIAL EDGE, CORNER, 30W,14-1/4D,10H              24       24           0       0
             822436A-Q-Q          WORKSURFACE, RADIAL EDGE 36W,24D,1-1/2H                        26       29           0       0
             822460A-Q-Q          WORKSURFACE, RADIAL EDGE 60W,24D,1-1/2H                         3        2           0       1
             822472A-Q-Q          WORKSURFACE, RADIAL EDGE 72W,24D,1-1/4H                         3        9           0       0


WORKSURF
 SUPPO       631520-Q             SUPPORT LEG 25-1/2H,24D                                        48       48           0       0
             831828-Q             FULL END PANEL, LEFT 28-1/2H,24D                               15       13           0       2
             831928-Q             FULL END PANEL, RIGHT 29-1/2H,24D                              15       13           0       2


SEATING      8001-AD-84G          EXECUTIVE, HIGHBACK, W/ARMS 25-3/4W,
                                   2/ILLEGIBLE/-1/4D,41-1/4H                                     1        0            0       1
             8008-AD-84G          GUEST CHAIR, SLED BASE W/ARMS                                  1        1            0       0
             8015-AD-84G          EXECUTIVE CHAIR, PNEUMATIC, W/ARMS, 25-3/4W,27-1/2D,
                                   36-1/2H                                                      24       24            0       0
             8106G-AD-84G         EXECUTIVE CHAIR, GLIDES, W/ARMS, 27-1/2H,253/4D,36-1/2         2        0            0       2
             6115-AD-84G          EXECUTIVE CHAIR, PNEUMATIC, W/ARMS, 27-1/2W,25-3/4D,
                                   36-1/2H                                                      16       14            0       2


CONNECTORS   2WAY45               2 WAY CONNECTOR 46H                                            0        6            0       0
             2WAY68               2 WAY CONNECTOR 68H                                            1        0            0       1
             3WAY45               3 WAY CONNECTOR 45H                                            3        1            0       2
             4WAY45               4 WAY CONNECTOR 45H                                            2        2            0       0

                                   EXHIBIT "A"                       Page 2 of 3


SOURCE:  EXISTING                                 PROJECT COMPARISION REPORT
PROCUREMENT: FUTURE                                      PRODUCT SUMMARY

                                                                                                  QUANTITIES           QUANTITIES
CATEGORY     PRODUCT NUMBER       DESCRIPTION                                                  EXISTING  FUTURE      REQ'D    EXTRA
-----------------------------------------------------------------------------------------------------------------------------------
CONNECTORS   END46                END CONNECTOR 2-1/4W,2-1/4D,46H                                22       19           0        0
             END36                END CONNECTOR 68H                                               1        0           0        1


ELECTRICAL   DUP.EX               DUPLEX OUTLET                                                  20        6           0       14


PANELS       PAN3044 (WOOD)       PANEL, 30W,44H                                                  2        2           0        0
             PAN4524              PANEL, 24W,45H,2-1/4D                                           1        1           0        0
             PAN4530              PANEL, 30W,45H,2-1/4D                                           9        9           0        0
             PAN4542              PANEL, 42W,45H,2-1/4D                                          33       30           0        3
             PAN4844 (WOOD)       PANEL, 48W,44H                                                  1        1           0        0
             PAN8630              PANEL, 30W,66H,2-1/4D                                           1        0           0        1
             PAN8644 (WOOD)       PANEL, 66W,44H                                                  1        1           0        0
             PAN8648              PANEL, 46W,68H,2-1/4D                                           1        0           0        1


PEDESTALS    BBB (WOOD)           PEDESTAL, BOX/BOX/BOX                                           1        1           0        0
             BBBH (WOOD)          PEDESTAL, BOX/BOX/BOX MACHINE HEIGHT                            1        1           0        0
             BBF (WOOD)           PEDESTAL, BBF                                                   5        1           0        4
             FF                   PEDESTAL, FF                                                   29       25           0        4

STORAGE      TRANS66 (WOOD)       TRANSACTION COUNTER 66W, 10-1/4D,1-1/4H                         1        4           0        0


WORKSURF     WORK3024             WORKSURFACE 30W,24D,1-1/2H                                     16       12           0        4
             WORK4224             WORKSURFACE 42W,24D,1-1/2H                                     17       13           0        4
             WORK4242C            WORKSURFACE, CORNER 42W,42D,1-1/2H                             16       12           0        4
             WORK4824 (WOOD)      WORKSURFACE 48W,24D,1-1/2H                                      1        1           0        0
             WORK6630 (WOOD)      WORKSURFACE 66W,30D,1-1/2H                                      1        1           0        0
             WORK7224             WORKSURFACE 32W,24D,1-1/2H                                      1        1           0        0
             WORK7730R            WORKSURFACE, ROUNDED END 72W,30D,1-1/2H                         1        1           0        0


WORKSURF     ENDP24               END PANEL 24W,28H,2D                                           28       24           0        4
  SUPPO      SUPTCOL              SUPORT COLUMN                                                   1        1           0        0


SEATING      LOUNGE-BURGUNDY      LOUNGE CHAIR 33-1/2W,29D,30H                                    3        3           0        0
              LEATHER
             SEC-BURGUNDY         SECRETARIAL CHAIR                                               3        0           0        5


TABLES       TAB4821              COFFEE TABLE 45W,21D,18H                                        1        1           0        0


                                   EXHIBIT "A"                    Page 3 of 3


Cubicle pieces currently stored at Jackson Storage, Naperville:

     8     6 foot workspaces
     1     5 foot workspaces
     3     middle joining pieces

     17    panels that have a #623810 listed on the edge
           8 ea. 36x60
           7 ea. 42x42
           2 ea. 48x60

     2     5x5 partitions

     1     chair 6015/6115 ?

     11    2 drawer files for Kimball

     1     large box of miscellaneous hardware

     4     wood pencil drawers - do not know if these go with the Kimball or Hon

                               Sublease Agreement

                                   Exhibit B


Exhibit B presents a diagram of the approximate 5,035 square feet to be sublet and the approximate 4,289 square feet to be retained by NeoMedia.

                               Sublease Agreement

                                   Exhibit C


Exhibit C presents a diagram of the approximate 6,187 square feet to be sublet and the approximate 3,137 square feet to be retained by NeoMedia.

                               Sublease Agreement

                                   Exhibit D


Exhibit D presents a diagram of the approximate 9,324 square feet to be sublet.

                                    Exhibit E

                              Wood Furniture Leased

              ROOM #         QUANTITY           DESCRIPTION
              ------         --------           -----------

              101               3           Red Leather Chairs
              101               1           Glass-Top Table
              101               1           Receptionists Wood Desk
              101               1           Wood Credenza
              102               1           Executive Wood Desk
              102               1           Executive Swivel Chair
              102               2           Executive Chairs
              102               1           Wood Credenza
              102               1           Wood File Cabinet
              103               1           Wood Desk
              103               2           Chairs
              103               1           Wood Credenza
              103               1           Wood File Cabinet
              104               1           Wood Desk
              104               2           Chairs
              104               1           Wood Credenza
              104               1           Wood File Cabinet
              106               1           Wood File Cabinet
              107               1           Wood Credenza
              107               1           Wood File Cabinet
              110               1           Wood Desk
              110               1           Chairs
              110               1           Wood Credenza
              110               1           Wood File Cabinet
              113               3           Metal Shelves
              113               1           Wood Desk
              123               1           Conference Table

                                   EXHIBIT "F"


To be agreed by Sublessor and Sublessee.

                                                                     Exhibit "G"


                                  MASTER LEASE
                                  ------------

This Master Lease Agreement("Master Lease")dated June 29, 1995 between NBD Bank ("Lessor"), of 211 S. Wheaton Avenue, Wheaton, Illinois 60187 and DevTech Associates, Inc. ('Lessee').

Lessee wants from time to time to lease from Lessor personal property to be described in one or more Schedules of leased equipment. Lessor is willing to lease such personal property to Lessee at the rent, for the term and upon the conditions stated. Any present and future Schedules executed by Lessor and Lessee which are identified as being a part of this Master Lease, shall be deemed to incorporate by reference all the terms and conditions of this Master Lease except as provided in any such Schedule. In the event of a conflict between this Master Lease and any Schedule, the provisions of such Schedule shall control.

         1. EQUIPMENT LEASED AND TERM. This Master Lease shall cover such personal property as is described in any Schedule executed by or pursuant to the authority of Lessee, accepted by Lessor in writing and identified as a part of this Master Lease (which personal property with all replacement parts, additions, repairs accessions and accessories incorporated in and/or affixed to the personal property is referred to as the "Equipment"). Lessor leases to Lessee and Lessee hires and takes from Lessor, upon and subject to the covenants and conditions of this Master Lease, the Equipment described in any Schedule. The term and rental of the Master Lease with respect to any item of Equipment shall be for the period as set forth in the Schedule (the "Initial Lease Term").

         2. RENT. The aggregate rent payable with respect to each item of Equipment shall be in the amount shown with respect to such item on the Schedule. Lessee shall pay to Lessor the aggregate rental for each item of Equipment for the full period and term for which the Equipment is leased, such rental to be payable at such times and in such amounts for each item of Equipment as shown in the applicable Schedule.

         3. PURCHASE AND ACCEPTANCE. Lessee requests Lessor to acquire all scheduled Equipment pursuant to an assignment of Lessee's purchase order(s) for the Equipment. Delivery of each item of Equipment shall be deemed complete upon the acceptance date ("Acceptance Date") stated in the Schedule for each item of Equipment. Lessor shall not be liable for loss or damage or for the delay or failure of any supplier of the Equipment ("Seller") to fill or deliver the order for any item of Equipment. THE LESSEE REPRESENTS THAT LESSEE HAS SELECTED BOTH THE EQUIPMENT LISTED IN ANY SCHEDULE AND THE EQUIPMENT SELLER BEFORE HAVING REQUESTED LESSOR TO ACQUIRE SAME FOR LEASING TO LESSEE.

         4. NON-CANCELABLE LEASE. THIS MASTER LEASE IS NON-CANCELABLE. When Lessee signs and delivers a certificate of Acceptance for the Equipment, its obligations to pay all rent for the Initial Lease Term and other amounts when due for the Equipment and otherwise to perform as required under this Master Lease are unconditional, irrevocable and independent. These obligations are not subject to cancellation, termination, modification repudiation, excuse or substitution by Lessee. Lessee is not entitled to any abatement, reduction, offset, defense or counterclaim with respect to these obligations for any reason whatsoever, whether arising out of default or to other claims against Lessor or the manufacturer or supplier of the Equipment, defects in or damage to the Equipment, its loss or destruction or otherwise

         5. DISCLAIMER OF WARRANTIES BY LESSOR; RIGHTS OF LESSEE. LESSOR MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE CONDITIONS OF THE EQUIPMENT, ITS MERCHANTABILITY OR ITS FITNESS FOR ANY PARTICULAR PURPOSE, AND, AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS-IS". UNDER NO CIRCUMSTANCES SHALL LESSOR BE RESPONSIBLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS MASTER LEASE AND/OR THE EQUIPMENT. LESSEE MAY COMMUNICATE WITH THE SELLER AND RECEIVE AN ACCURATE AND COMPLETE STATEMENT OF THOSE RIGHTS, PROMISES AND WARRANTIES, INCLUDING ANY DISCLAIMERS AND LIMITATIONS OF THEM OR
         OF REMEDIES.

         6. CLAIMS AGAINST SELLER: SELLER NOT AN AGENT OF LESSOR. If the Equipment is not properly installed, does not operate as represented or warranted by the Seller or is unsatisfactory for any reason, Lessee shall make any claim on account thereof solely against the Seller and shall nevertheless pay Lessor all rent payable under this Master Lease. Lessor agrees to assign to Lessee, solely for the purpose of making and prosecuting any such claim, any rights it may have against the Seller for breach of warranty or representation respecting the Equipment. Notwithstanding any fees that must be paid to Seller or any agent of Seller, Lessee understands and agrees that neither the Seller nor any agent or employee of the Seller is an agent or employee of the Lessor and that neither the Seller nor its agent or employee is authorized to waive or alter any term or condition of this Master Lease.

         7. TITLE: LOCATION OF THE EQUIPMENT; EQUIPMENT IS PERSONAL PROPERTY; TERMINATION. Title to the Equipment is in the Lessor and under no circumstances shall pass to Lessee. The Equipment shall be kept at Lessee's address indicated in the applicable Schedule and shall not be removed without the [prior written consent of Lessor, provided, however, in no event shall Lessor be required to consent to the removal of any item of Equipment to a location outside of the continental United States. Lessee further covenants and agrees that the Equipment is, and will at all times be and remains, personal property. At each scheduled termination date, or upon Lessee's default, Lessee, at its own expense, shall assemble and deliver the Equipment to Lessor at the location designated by Lessor, in good order and repair, ordinary wear and tear excepted. Lessee shall give Lessor 90 days written notice prior to each scheduled termination date, that it is returning the Equipment.


         8. NO ASSIGNMENT BY LESSEE: ASSIGNMENT BY LESSOR. THIS MASTER LEASE SHALL NOT BE ASSIGNED BY LESSEE, NOR SHALL ANY OF THE EQUIPMENT BE SUBLEASED BY LESSEE WITHOUT THE PRIOR WRITTEN CONSENT OF LESSOR.
         Lessor may at any time sell or assign to any bank, or financial institution, or any person, firm, or corporation all or part of its right, title and interest in and to this Master Lease and in and to each item of Equipment and monies to become due to the Lessor, and Lessor may grant security interests in the Equipment, subject to the Lessee's rights as set forth in this Master Lease, and in such events, all the provisions of this Master Lease for the benefit of Lessor shall inure to the benefit of and be exercised by or on behalf of such assignee, but the assignee, shall not be liable for or be required to perform any of Lessor's obligations to Lessee. All rental payments due and to become due under this Master Lease and assigned by Lessor shall be paid directly to assignee, upon written notice of such assignment to Lessee. The right of the assignee to the payment of assigned rentals and performance of all Lessee's obligations and to exercise any other of Lessor's rights rights shall not be subject to any defense, counterclaim or setoff which the Lessee may have or assert against the Lessor. Lessee agrees that it will not assert any such defenses, setoffs, counterclaims and claims against the assignee.

         9. CASUALTY AND LIABILITY INSURANCE, RISK OF LOSS, DAMAGE OR DESTRUCTION. Lessee shall keep all Equipment insured against loss by fire, theft and all other hazards (comprehensive coverage) in such amounts as Lessor requires (but not less than the casualty value (the "Casualty Value") for such item indicated in the Casualty Table attached to the applicable Schedule). Such insurance shall be with insurers and in form, amount and coverage satisfactory to Lessor. Lessee appoints Lessor Lessee's attorney in fact top endorse any loss payments or returned premium check and to make any claim under such insurance. Lessee shall also insure the Lesssor and Lessee with respect to liability for personal injuries, damage to or loss of use of property resulting from the ownership, use and operation of the Equipment with insurers satisfactory to Lessor in amounts and against risks customarily insured against by the Lessee for equipment owned by it. All policies shall be endorsed with Lessor as a loss payee and additional insured and shall contain provisions (a) that such insurance shall not be cancelled except upon thirty days written notice to Lessor at the address set forth under its name below and (b) that the interest of Lessor shall not be invalidated by any act of Lessee. The policies of insurance or any endorsement certificates shall be delivered to Lessor within 30 days after any scheduled Acceptance Date. In the event of loss, destruction or theft of, or damage to, any of the Equipment, Lessee will immediately notify Lessor. Upon Lessor's and any assignee's written consent, Lessee may act as a self-insurer in amounts acceptable to Lessor and any assignee.

         If Lessee defaults in obtaining any insurance to be provided, Lessor may, but is not required to place such insurance. Any premiums paid by Lessor shall be additional rent payable on demand with interest at the highest legal rate from the date of payment. At Lessor's sole option, such amounts together with interest may be added to the lease balance to be paid by Lessee as additional monthly rent. NOTWITHSTANDING THE PROVISIONS OF THIS PARAGRAPH, LESSEE WILL HOLD LESSOR HARMLESS AGAINST ANY SUCH CLAIM OR LIABILITY (INCLUDING ATTORNEY'S FEES, COSTS AND EXPENSES FOR ANY DEFENSE) ARISING OUT OF THE OWNERSHIP, USE OR OPERATION OF THE EQUIPMENT DURING THE PERIOD OF THIS MASTER LEASE AND UNTIL THE EQUIPMENT IS RETURNED TO AND ACCEPTED BY THE LESSOR.

         Lessee assumes and shall bear all risks of loss of, damage to or destruction of each item of Equipment, whether partial or complete. Except as provided in this Section 9, no such event shall relieve the Lessee of its obligation to pay the full rental payable for such item.

         If any item of Equipment is damaged (but not beyond economical repair), Lessee must promptly notify Lessor and, within 60 days of such damage, shall repair the item at its own expense and restore it to the same state and condition as required under this Master Lease. Lessee shall then be entitled to receive from Lessor or any assignee, any insurance proceeds received in connection with such damage.

         If any item of Equipment is destroyed, damaged beyond economical repair, lost or stolen, or taken by governmental action for a stated period extending beyond the Initial Lease Term for such item (an "Event of Loss"), Lessee must promptly notify Lesssor and any assignee and pay to Lessor or the assignee, as the case my be, on the next rent payment date following the Event of Loss the Casualty Value of the item of Equipment. Upon such payment and provided no Event of Default as defined in Section 12 has occurred, Lessee's obligation to pay rent for such item of

         Equipment will cease and Lessee will be entitled to receive any insurance proceeds or other recovery received by the Lessor or assignee in connection with the Event of Loss.

         10. REPAIRS; USE; ALTERATIONS. Lessee, at its own expense, shall keep the Equipment maintained in good repair, condition and working order; shall use the Equipment lawfully and shall not alter the Equipment without the Lessor's prior written consent. All items which become attached to or a part of the Equipment become the property of Lessor. Lessee will at all times during the initial Lease Term of each Schedule maintain in force a maintenance agreement covering each item of Equipment with the manufacturer of the Equipment or such other party as is acceptable to Lessor. Lessor, or Lessor's assignee, shall have the right but not the obligation to inspect the Equipment during Lessee's normal business hours.

         11. LIENS AND TAXES. Lessee at its expense shall keep the Equipment free and clear of all levies, liens and encumbrances. Lessee shall declare and pay all charges and taxes (local, state and federal) which may now or hereafter be imposed or levied upon the Master Lease, rental, operation, leasing, sale, ownership, possession or use of the Equipment excluding all taxes based upon income or gross receipts of Lessor. Upon the request of Lessor, Lessee shall provide evidence of such payment.

         12. DEFAULT. Any of the following shall constitute an event of default ("Event of Default") by Lessee: (a) Lessee fails to pay when due any scheduled rent or other amount required by this Master Lease; (b) Lessee breaches any covenant of this Master Lease or fails to promptly perform any of its terms or conditions, including but not limited to return of the leased Equipment at the expiration of any scheduled lease term, (c) Lessee makes an assignment for the benefit of creditors: (d) a petition is filed by or against Lessee in bankruptcy or for the appointment of a receiver; (e) dissolution or suspension of Lessee's usual business; (f) Lessee makes a bulk transfer or sale of furniture, furnishing, fixtures, or other equipment or inventory; (g) any representation, warranty, or signature made by Lessee in this Master Lease or related document is incorrect, fraudulent or breached; (h) Lessee defaults under the terms of any agreement or instrument relating to any lease or debt for borrowed money such that the Lessor accelerates the rent or the creditor declares the debt due before its maturity; or (i) Lessee or any guarantor gives Lessor reasonable cause to be insecure about Lessee's or guarantors willingness or ability to perform the obligations under this Master Lease. Lessee covenants and agrees to give Lessor prompt notice upon the occurrence of an event of default, and the Lessee's failure to give such notice shall constitute a further event of default.

         13. LESSOR'S REMEDIES UPON DEFAULT BY LESSEE. Upon the occurrence of an event of default, Lessor without further notice may (i) recover from Lessee the Casualty Value of the Equipment together with any unpaid rent and (ii) regardless of whether such amounts are paid, take possession of any item or items or Equipment with or without process of law and at Lessor's option sell or lease at public auction or by private sale or otherwise dispose of such item or items of Equipment free and clear of any rights of Lessee an without any duty to account to Lessee except as expressly provided in this Section 13.

         If Lessee shall have paid the Casualty Value and unpaid rent referred to above and all other amounts owing under this Master Lease and any items of Equipment have been taken from Lessee, the proceeds of any reletting or sale (less all costs and expenses including attorneys' fees) shall be paid to reimburse the Lessee for the Casualty Value up to the amount previously paid. Any surplus remaining after such payment will be retained by the Lessor.

         In addition, Lessor may exercise any other right or remedy available to Lessor at law or in equity including rights of setoff. Regardless of any sale or lease of the Equipment or any payment of the Casualty Value, Lessee will remain liable to Lessor for all damages as provided by law and for all costs and expenses incurred by Lessor including court costs and attorneys' fees. No remedy under this Master Lease is intended to be exclusive, but each remedy shall be cumulative and in addition to any other remedy available at law or in equity.

         14. RENEWAL. If the Equipment is not delivered to Lessor at any scheduled termination date in accordance with paragraph 7, then the Initial Lease Term shall renew on a month to month basis upon the same terms and conditions, subject to the right of Lessor or Lessee to terminate the renewed term on 30 days written notice, in which event, the Equipment shall immediately be returned to Lessor.

         15. LATE CHARGES. Without limiting Lessor's remedies above, if Lessee shall fail to pay any amount of rental or other payment for a period of ten days after its due date, Lessee agrees to pay Lessor a late charge of 5% of each such payment or installment with a minimum late charge being $10.00. This late charge shall be reassessed in each subsequent month that the rental or other payment remains unpaid.

         16. FINANCING STATEMENTS. The Lessor is authorized to file a financing statement in accordance with the Uniform Commercial Code signed by Lessee or by Lessor, as Lessee's attorney in fact.

         17. JURISDICTION; VENUE; SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS. LESSEE CONSENTS TO THE JURISDICTION OF THE COURTS OF ILLINOIS. No provision which may be construed as unenforceable shall in any way invalidate any other provision, all of which shall remain in full force and effect.

         18. WARRANTIES BY LESSEE. Lessee warrants and represents the; (a) the Equipment is being leased for business purposes; (b) all signatures are genuine; (c) the person signing the Master Lease is authorized to do so; (d) if more than one Lessee is named, the liability of each is agreed to be joint and several; (e) the execution and performance of this Master Lease, each Schedule and related documents and the performance of the obligations they impose, do not violate any law and do not conflict with any agreement by which Lessee is bound, and that no consent or approval of any governmental authority or any third party is required in connection with the execution or delivery of this Master Lease, any Schedule or related documents, and that this Master Lease, each Schedule and related documents are valid and binding agreements, enforceable in accordance with their terms and; (f) there are no actions, suits or proceedings pending, or to the knowledge of the Lessee threatened, before any court, administrative agency, arbitrator or governmental body which will, if determined adversely to the Lessee, materially adversely affect its ability to perform its obligations under this Master Lease or any related agreement to which it is a party. If Lessee is other than a natural person, it further represents that (a) it is duly organized, existing and in good standing pursuant to the laws under which it is organized; and (b) the execution and delivery of this Master Lease and the performance of the obligations it imposes are within its power and have been duly authorized by all necessay action of its governing body and do not contravene the terms of its articles of incorporation or organization, its bylaws, or any partnership, operating or other agreement governing its affairs.

         19. IDEMNITY BY LESSEE. Lessee agrees to indemnify and hold Lessor or any assignee harmless from any and all claims, actions, proceeding, expenses, damages and liabilities, including attorneys' fees, arising out of or in any manner pertaining to the Equipment or this Master Lease including, without limitation, the ownership, selection, possession, purchase, delivery, installation, leasing, operation, use, control, maintenance and return of the Equipment and the recovery of claims under insurance policies.

         Lessee acknowledges that the Equipment to be leased by Lessor to Lessee pursuant to this Agreement is owned by Lessor ("Owner"). It is the intent of Owner/Lessor and Lessee that this Lease constitute a true lease for Federal income tax purposes so that, for the purpose of determining its liability for Federal income taxes, Owner shall be entitled to the tax benefits as are provided by the Internal Revenue Code of 1986, as from time to time amended, (the "Code") to an owner of personal property.

         In addition, notwithstanding any other provision of this Master Lease, if as to any Equipment the modified accelerated cost recovery system or depreciation deductions allowed under the Internal Revenue Code of 1986, as amended, shall be lost, disallowed, eliminated, reduced, recaptured or otherwise unavailable to Lessor for any reason, then Lessee shall pay to Lessor as additional rent within 30 days after such a loss an amount which shall be equal to the sum of (i) the additional federal, state, local and foreign income or any other taxes payable as a result of such loss, disallowance, elimination, reduction. recapture or unavailability of accelerated cost recovery or depreciation deductions plus (ii) the amount of any interest, penalties or additions to tax payable by the Lessor as a result of such additional tax.

         The indemnities given and liabilities assumed by the Lessee pursuant to this Section 19 shall continue in full force and effect notwithstanding the expiration or other termination of this Master Lease.

         20. NOTICES. Notice from one party to another relating to this Master Lease shall be deemed effective if made in writing (including telecommunications) and delivered to the recipient's address, telex number or telecopier number set forth under its name below by any of the following means: (a) hand delivery, (b) registered or certified mail, postage prepaid, with return receipt requested, (c) first class or express mail, postage prepaid, (d) overnight courier service or (e) telecopy, telex or other facsimile transmission with request for assurance of receipt in a manner typical with respect to communication of that type. Notice made in accordance with this section shall be deemed delivered upon receipt if delivered by hand or wire transmission, 3 business days after mailing if mailed by first class, registered or certified mail or one business day after mailing or deposit with in overnight courier service.

         21. LABELS AFFIXED TO EQUIPMENT. Lessor shall have the right, but not the obligation, to affix or attach ownership identification labels to the Equipment. Lessee agrees to not remove any such labels.

         22. LESSOR'S EXPENSE. Lessee shall pay Lessor all costs and expenses, including reasonable attorneys' fees and the fees of any collection agencies, incurred by Lessor in enforcing any of the terms, conditions, or provisions hereof or in protecting lessor's rights herein. These costs and expenses shall include, without limitation, any costs or expenses incurred by the Lessor in any bankruptcy, reorganization, insolvency or other similar proceeding.

         23. PERFORMANCE BY LESSOR. If the Lessee fails to duly and promptly perform any of its obligations under the Master Lease, Lessor may, at its option, perform such act or make such payment which the Lessor deems necessary. All sums so paid or incurred by Lessor including attorneys' fees shall be immediately due and payable by Lessee, without demand, and shall bear interest at the lesser of one and one-half percent (1-1/2%) per month or the highest rate permissible by law. The performance of any act or payment by Lessor shall not constitute a waiver or release of any obligation or default on the part of Lessee.

         24. ENTIRE AGREEMENT. This Master Lease and subsequent Schedules constitute the entire agreement of the parties in connection with the Equipment. Neither party relies on any other statement, understandings, representations or assurances, the same, if any having been merged into this agreement. This agreement cannot be modified except by a writing signed by each party. This agreement inures to the benefit of the heirs, executors, administrators, successors and assigns of the parties.


         25. WAIVER. No delay on the part of Lessor in the exercise of any right or remedy shall operate as a waiver. No single or partial exercise by Lessor of any right or remedy shall preclude any other future exercise of it or the exercise of any other right or remedy. No waiver or indulgence by Lessor of any default shall be effective unless in writing and signed by Lessor, nor shall a waiver on one occasion be construed as a bar to or waiver of that right on any future occasion.


         26. FINANCIAL REPORTS. Upon request by Lessor, Lessee will promptly furnish to Lessor for the most recent quarterly period, a balance sheet statement of profit, loss and surplus from the beginning of that fiscal year to the end of that period certified as correct by an authorized agent of the Lessee and such other financial information, books and records the Lessor may deem necessary.

         27. WAVER OF JURY TRIAL. Lessor and Lessee, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right either of them may have to a trial by jury in any litigation based upon or arising out of this Master Lease or any related instrument or agreement, or any course of conduct, dealing, statements (whether oral or written), or actions of either of them. Neither Lessor nor Lessee shall seek to consolidate, by counterclaim or otherwise, any such action in which it jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by either Lessor or Lessee except by a written instrument executed by both of them.

THIS MASTER LEASE AGREEMENT SHALL              THE UNDERSIGNED (AND IF MORE
NOT BE BINDING ON LESSOR UNTIL IT              THAN ONE, JOINTLY AND SEVERALLY)
HAS BEEN EXECUTED BY                           AGREE TO ALL OF THE TERMS AND
AN OFFICER OR LESSOR.                          CONDITIONS ABOVE WHICH ARE
                                               PART OF THIS MASTER LEASE
                                               AGREEMENT

Accepted by
NBD BANK                                       DevTech Associates, Inc.

By    /s/ WILLIAM D. GUNAME                    By    /s/ BRYON D. KARGER
      ----------------------                         ----------------------
Title     AVP                                  Title     Finance Manager
      ----------------------                         ----------------------
Date      7/3/95                               By
      ----------------------                         ----------------------
                                               Title
                                                     ----------------------
                                               Date      6/30/95
                                                     ----------------------





Address For Notices:                           Address For Notices:

39555 Orchard Hill Place Drive                 1280 Iroquois Drive
Suite 340                                      Suite 300
Novi, Michigan 49375                           Naperville, Illinois 60563
Fax No.: (810) 349-3893                        Fax No.: (708) 355-2944

                                   SCHEDULE 3

      This Schedule date June 29, 1995 incorporates the Master Lease dated
                                 June 29, 1995
                          between NBD BANK as Lessor,
                    and DEVTECH ASSOCIATES, INC. as Lessee.

LESSEE: DEVTECH ASSOCIATES, INC.               Lessor: NBD BANK
        280 Shuman Boulevard                           211 S. Wheaton Avenue
        Suite 100                                      Wheaton, IL 60187
        Naperville, Il 60563

Tax I.D. No. 36-3680347
Location of Equipment: same as above

                    MODEL/
QUANTITY            FEATURE             DESCRIPTION              SERIAL NUMBER
--------            -------             -----------              -------------

See Exhibit A

Rent Payment Due Date:  The 29th day of each month in advance.

Initial Lease Term: The Lease Term for each leased item commences on the Acceptance Date and continues for 36 months.

RENT: $1,693.92.

         (If at First Rent Payment Due Date is after the Acceptance Date, the first Rent payment shall be the total of (i) the first installment of rent as specified above, plus (ii) an amount equal to 1/30th of that Rent, multiplied by the number of days from and including the Acceptance Date for a leased item but excluding the First Rent Payment Due Date.)

Rent is computed by multiplying the Equipment cost x .03189. In the event the Equipment cost varies from $53.117.50. Rent will be adjusted accordingly.

MASTER LEASE: This Schedule is issued pursuant to the Master Lease identified on Page 1. All of the terms and conditions of the Master Lease are incorporated herein and made a part hereof as if such terms and conditions were set forth in this Schedule. By the execution and delivery of this Schedule, the parties reaffirm all of the terms and conditions of the Master Lease except as modified.

NBD BANK                                     DEVTECH ASSOCIATES, INC.

By:    /s/ WILLIAM D. GUMANE                 By:   /s/ BRYON D. KARGER
      -----------------------                      ----------------------
Name:      William D. Gumane                Name:     Bryon D. Karger
      -----------------------                      ----------------------
Title:     AVP                               Title:    Finance Manager
      -----------------------                      ----------------------
Date:     12/29/95                           Date:     12/22/95
      -----------------------                      ----------------------

THIS SCHEDULE HAS 2 COUNTERPARTS. THIS IS COUNTERPART NO. 2. A SECURITY INTEREST MAY BE CREATED ONLY IN COUNTERPART NO. 1.

                                   SCHEDULE 3

                           CERTIFICATE OF ACCEPTANCE

 This Schedule dated 12/29/95 incorporates the Master Lease dated June 29, 1995 between NBD BANK, as Lessor,
                     and DEVTECH ASSOCIATES, INC. as Lessee

1.   EQUIPMENT

     Lessee certifies that the equipment described in this Schedule, has been delivered to the location indicated below, inspected by Lessee, found to be in good order and are accepted on the Acceptance Date as set forth below:

     LOCATION OF EQUIPMENT:
     DEVTECH ASSOCIATES, INC.
     280 Shuman Boulevard
     Suite 100
     Naperville, IL 60563

2.   Acceptance Date: 12/22,1995.

                              DEVTECH ASSOCIATES, INC.

                              By: /s/ BRYAN D. KARGER
                                      ---------------

                              Name:   Bryan D. Karger

                              Title:  Finance Manager

                              Date:   12/22/95

THIS SCHEDULE HAS 2 COUNTERPARTS. THIS IS COUNTERPART NO. 2. A SECURITY INTEREST MAY BE CREATED ONLY IN COUNTERPART NO. 1.

                                   SCHEDULE 3

                              CASUALTY VALUE TABLE

 This Schedule dated 12/29/95 incorporates the Master Lease Dated June 29, 1995 between NBD BANK, as Lessor,
                     and DEVTECH ASSOCIATES, INC. as Lessee

The Casualty Value of a leased item of Equipment is equal to the original cost multiplied by the Casualty Value Percentage opposite the monthly rental period in which the Event of Loss occurs.

MONTHLY RENTAL        CASUALTY VALUE        MONTHLY RENTAL        CASUALTY VALUE
    PERIOD              PERCENTAGE             PERIOD               PERCENTAGE
--------------        --------------        --------------        --------------
 1 and Prior               100.9                  19                    53.2
       2                    96.8                  20                    50.5
       3                    94.4                  21                    47.7
       4                    92.0                  22                    44.9
       5                    89.5                  23                    42.0
       6                    87.1                  24                    39.2
       7                    84.6                  25                    36.3
       8                    82.1                  26                    33.4
       9                    79.6                  27                    30.5
      10                    77.0                  28                    27.6
      11                    74.5                  29                    24.6
      12                    71.9                  30                    21.6
      13                    69.3                  31                    18.6
      14                    66.7                  32                    15.6
      15                    64.0                  33                    12.5
      16                    61.3                  34                     9.4
      17                    58.7                  35                     6.3
      18                    55.9                  36                     3.2

                                   SCHEDULE 3

                              PURCHASE OPTION RIDER

 This Schedule dated 12/29/95 incorporates the Master Lease Dated June 29, 1995 between NBD BANK, as Lessor,
                     and DEVTECH ASSOCIATES, INC. as Lessee

     LESSEE'S OPTIONS UPON EXPIRATION OF THE LEASE TERM:

         Provided the Lease has not been earlier terminated and Lessee is not in default, Lessee shall elect, by written notice delivered to Lessor not less than one hundred twenty (120) days prior to expiration of the Lease Term, to purchase all, but not less than all, of the Equipment then subject to the Lease (Check applicable option):

     [ ]  A.   At a purchase price equal to the Fair Market Value (as defined below) of said Equipment upon expiration of the Lease Term.

     [ ]  B.   At a purchase price equal to the then Fair Market Value (as defined below) which purchase price shall not be less than _____% of the original equipment cost nor more than ____% of the original equipment cost.

     [X]  C.   At a purchase price of $1.00.

     [ ]  D.   At a purchase price equal to ____% of the cost of the Equipment.

         The Fair Market Value of the Equipment shall be determined on the basis of, and shall be equal in amount to the value which would obtain, assuming the Equipment had not been installed and was in good repair, condition and working order, ordinary wear and tear resulting from proper use expected, in an arm's length transaction between an informed and willing buyer under no compulsion to buy and an informed and willing seller under no compulsion to sell and, in such determination, cost of removal from the location of removal from the location of current use shall not be a deduction from such value. If Lessor and Lessee do not agree on the Fair Market Value within ten (10) days after receipt by Lessor of notice that Lessee is exercising its option to purchase the Equipment, such Fair Market Value shall be determined by an independent source considered reliable and knowledgeable as to values for such Equipment by Lessor in its reasonable judgment. The expenses and fees shall be borne by Lessee.

         If Lessee elects to purchase the Equipment, the purchase price shall be payable on or within 10 days of the expiration of the Initial Lease Term. Upon payment of the purchase price, Lessor shall, upon request of Lessee, execute and deliver to Lessee, or to Lessee's assignee or nominee, a Bill of Sale without representations or warranties, express or implied, except that such Equipment is free and clear of all claims, liens, security interests and other encumbrances by or in favor of a person claiming by, through or under Lessor for such Equipment, other than liens and claims which Lessee assumed or is obligated to discharge under the terms of the Lease. Lessee agrees to pay or cause to be paid all sales and/or use taxes payable in connection with such sales, and any unpaid property taxes theretofore assessed or levied against said Equipment. Purchase of the Equipment is on an AS IS, WHERE IS, WITH ALL FAULTS BASIS.

Accepted this 29th day of December, 1995.

NBD BANK                                DEVTECH ASSOCIATES, INC.

By:  /s/ ILLEGIBLE                      By:  /s/ BRYAN D. KARGER
     ------------------                      -------------------

Its: AVP                                Its: Finance Manager
     ------------------                      -------------------

                                   SCHEDULE 3

                       PURCHASE AGREEMENT ASSIGNMENT RIDER

 This Schedule dated 12/29/95 incorporates the Master Lease Dated June 29, 1995 between NBD BANK, as Lessor,
                     and DEVTECH ASSOCIATES, INC. as Lessee

         DEVTECH ASSOCIATES, INC. (the "Assignor") has entered into Purchase Agreement Number(s) __________ dated _____________, ("Purchase Agreement(s)") with DATASCAN TECHNOLOGIES (the "Supplier"), relating to the items of equipment described in this Schedule or Exhibit A (the "Equipment"), the Assignor has agreed to sell its rights, title and interest in and to the Equipment to the Lessor and the Lessor shall purchase the Equipment and lease the same to the Assignor, pursuant to the Master Lease.

         NOW, THEREFORE, in consideration of the mutual promises below, and the execution and delivery of the Master Lease and this Schedule, the parties agree as follows:

         1. The Assignor sells, assigns, transfers and sets over to the Lessor, its successors and assigns, all of its right, title and interest in and to the Equipment and in and to the Purchase Agreement(s), including, without limitation, (a) the right to purchase the Equipment pursuant to the Purchase Agreement(s), the right to take title to the Equipment or any portion thereof, and the right, but not the obligation, to be named the purchaser in each bill of sale to be delivered by the Supplier(s) for the Equipment or any portion thereof, (b) the right to assort all claims for damages arising as a result of any default by the Supplier(s) under the Purchase Agreement(s), including without limitation all warranty and indemnity provisions contained in the Purchase Agreement(s), and (c) any and all rights of the Assignor to compel performance of the terms of the Purchase Agreement(s).

         2. It is agreed that, notwithstanding this assignment: (a) the Assignor shall at all times remain liable to the Supplier(s) under the Purchase Agreement(s) to perform all of the duties and obligations of the buyer to the same extent as if this assignment had not been executed; (b) exercise by the Lessor of any of the rights assigned shall not release the Assignor from any of its duties or obligations to the Supplier(s) under the Purchase Agreement(s) except to the extent that such exercise by the Lessor shall constitute performance of such duties and obligations; and (c) the Lessor shall not have any obligation or liability to perform any of the obligations or duties of the Assignor under the Purchase Agreement(s), to make any payment (other than to pay the purchase price for the Equipment to the extent and upon the terms and conditions set forth in the Master Lease), to make any inquiry as to the sufficiency of any payment, to present or file any claim or to take any other action to collect or enforce any claim for any payment assigned.

         3. The Assignor represents and warrants that the Purchase Agreement(s) is (are) in full force and effect and is (are) enforceable in accordance with its (their) terms; that the Assignor is not in default, and that the Assignor has not assigned or pledged, and covenants that it will not assign or pledge, so long as this assignment shall remain in effect, the whole or any part of the rights assigned to anyone other than the Lessor. The Assignor shall not amend, modify, terminate or waive, nor consent to any amendment, modification, termination or waiver of any of the provisions of the Purchase Agreement(s).

         4. The Assignor agrees to indemnify and hold the Lessor, and its assigns, directors, officers and agents, harmless from and against any and all losses, claims, liabilities and expenses (including legal expenses and court costs) which arise out of or relate to this Assignment, the Purchase Agreement(s) or the manufacture, purchase, acceptance, rejection, ownership and delivery and sale of the Equipment (including claims for patent, trademark, or copyright infringement).


         5. In the event that lessor, at the request of Assignor, makes payment to the Supplier(s) under said purchase order(s) prior to the Acceptance Date of this Schedule, Assignor shall pay on the first day of each month to the Acceptance Date rent to Lessor at the rate of (1) 9.75% per annum or (2) a rate of interest equal to the Prime Rate (as defined below) at such time plus______ percentage points from the date of each prepayment until the Acceptance Date. The Prime Rate shall be the rate announced from time to time by NBD Bank as its prime rate, which rate may not necessarily be the lowest rate charged by NBD Bank to any of its customers. In the event that a Certificate of Acceptance has not been executed and delivered by the Assignor with respect to any loan of Equipment on or before OCTOBER 15, 1995, unless the Lessor has otherwise agreed in writing: (a) this Assignment shall terminate provided, however, that the Assignor's obligation to indemnify and hold the Lessor harmless shall servive any such termination and (b) the Assignor shall reimburse the Lessor for any and all payments made by the Lessor to the Supplier(s) on account of such item of Equipment, together with interest at the above rate from the date of each such payment.

                                   SCHEDULE 3


                      PURCHASE AGREEMENT ASSIGNMENT RIDER

 This Schedule dated 12/29/95 incorporates the Master Lease dated June 29, 1995 between NBD BANK as Lessor,
                     and DEVTECH ASSOCIATES, INC. as Leasee
                                     Page 2


LESSOR                                            ASSIGNOR
NBD BANK                                          DEVTECH ASSOCIATES, INC.


By: /s/ ILLEGIBLE                                 By:   /s/ BRYAN D. KARGER
    -----------------                                   -------------------

Its: AVP                                          Its:  Finance Manager
    -----------------                                   -------------------

Date: 9/21/95                                     Date: 9/20/95
      ---------------                                   -------------------

                                  BILL OF SALE


         Seller, DataScan Technologies, a Florida general partnership, having it's principal place of business at 184 Shuman Boulevard, Suite 350, in Naperville, Illinois ("DataScan"), in consideration of the payment of Forty Thousand and No/100 Dollars ($40,000) does hereby sell, assign, transfer and set over to DevTech Associates, Inc., an Illinois corporation, having it's principal place of business at 1280 Iroquois Drive, Suite 300, in Naperville, Illinois ("DevTech") all of the furniture and related personal property set forth on Exhibit A attached to and made a part of this Bill of Sale (the "Furniture"). Any and all applicable taxes attributable to the purchase of the Furniture shall be paid by and shall remain the sole and complete responsibility of DevTech.

         DataScan hereby represents and warrants to DevTech that: DataScan is the absolute and outright owner of the Furniture; the Furniture is free and clear of all liens, charges, mortgages, pledges, claims and encumbrances; DataScan has the full right, power and authority to sell the Furniture and to make this Bill of Sale' and DataScan will indemnify and hold DevTech harmless from and against any and all claims of any kind or nature which are inconsistent with these representations and warranties.

         In witness whereof, DataScan has caused this bill of sale to be signed and sealed in its name by its duly authorized representative this 21st day of September, 1995.

                                             DataScan Technologies, a Florida
                                             general partnership


                                             By:  /s/ ILLEGIBLE
                                                  -------------------------
                                             Its: President/General Partner
                                                  -------------------------